UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		May 20, 2014
Evans Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-18539	161332767
_____________________ (State or Other Jurisdiction of Incorporation)	_____________ (Commission File Number)	______________ (IRS Employer Identification No.)

One Grimsby Drive, Hamburg, NY		14075
_______________________________ (Address of Principal Executive Offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		716-926-2000

Not Applicable
____________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, the Board of Directors of Evans Bancorp, Inc. (the “Company”) appointed David P. Pfalzgraf, Jr. to fill a vacancy on the Board of Directors of the Company.  Mr. Pfalzgraf will serve as a Director for a term to expire at the 2016 annual meeting of shareholders.  The Board of Directors has not yet made a determination as to the Committees of the Board on which Mr. Pfalzgraf will serve.  Mr. Pfalzgraf will be entitled to receive compensation for his service as a director consistent with the compensation paid to non-employee directors of the Company as described in the Company’s proxy statement for the 2014 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 20, 2014.

There are no related party transactions with Mr. Pfalzgraf required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 -Press Release of Evans Bancorp, Inc. dated May 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

May 27, 2014	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 -Press Release of Evans Bancorp, Inc. dated May 27, 2014